UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

M LINE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53265	88-0375818
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2672 Dow Avenue

Tustin, CA 92780

(Address of principal executive offices)

(714) 630-6253

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 27, 2013, the board of directors (the “Board”) of M Line Holdings, Inc. (the “Company”) dismissed Kabani & Company, Inc. (“Kabani”), as the Company’s independent registered public accounting firm.

Kabani’s report on the financial statements for the fiscal years ended June 30, 2012 and 2011, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal years ended June 30, 2012 and 2011, and through June 27, 2013, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kabani, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended June 30, 2012 and 2011, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to Kabani and requested Kabani to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Kabani agrees with the above disclosures. A copy of Kabani’s letter, dated July 1, 2013, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On June 27, 2013, the Board approved the engagement of MaloneBailey, LLP, Certified Public Accounting Firm (“MaloneBailey”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended June 30, 2013, of MaloneBailey, the Company has not consulted MaloneBailey regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Kabani & Company, Inc., dated July 1, 2013*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M LINE HOLDINGS, INC.

Date: July 2, 2013	By:	/s/ George Colin
Name: George Colin
Title: Chief Executive Officer